EXHIBIT A
JOINT FILING STATEMENT
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them. Date: April 8, 2009

KRH INVESTMENTS LLC

Signature:	/s/ Henry S. Hoberman

Name: Henry S. Hoberman
Title: EVP & General Counsel

Kelso Interco VII, LLC

Signature:	*

KEP VI AIV, LLC

Signature:	*

KELSO AIV VII, L.P.

Signature:	*

Kelso AIV GP VII, L.P.

Signature:	*

Kelso AIV GP VII, LLC

Signature:	*

Kelso Blocker VII, LLC

Signature:	*

PHILIP E. BERNEY

Signature:	*

FRANK K. BYNUM, JR.

Signature:	*

MICHAEL B. GOLDBERG

Signature:	*

FRANK J. LOVERRO

Signature:	*

GEORGE E. MATELICH

Signature:	*

FRANK T. NICKELL

Signature:	*

DAVID I. WAHRHAFTIG

Signature:	*

THOMAS R. WALL, IV

Signature:	*

JAMES J. CONNORS, II

Signature:	*

Church M. Moore

Signature:	*

Stanley de J. Osborne

Signature:	*

*By:	/s/ James J. Connors, II
Name: James J. Connors, II Attorney-in-fact**